Exhibit 10.2

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (this “Amendment”) dated as of March 31, 2015, is by and among EVERYDAY HEALTH, INC., a Delaware corporation (“EDH”), EVERYDAY HEALTH MEDIA, LLC, a Delaware limited liability company (“EDH Media”), MEDPAGE TODAY, L.L.C., a New Jersey limited liability company (“MedPage” and together with EDH, EDH Media, and MedPage, individually and collectively, jointly and severally, the “Borrower”), DOCTORDIRECTORY.COM, LLC, a Delaware limited liability company (“DoctorDirectory”), Cambridge BioMarketing Group, LLC, a Delaware limited liability company (“Cambridge”, and together with DoctorDirectory, individually and collectively, jointly and severally, the “Guarantor”), the several banks and other financial institutions or entities party to this Amendment as a “Lender” hereunder (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”), SVB, as the Issuing Lender (as defined in the Credit Agreement referred to below), and SVB, as the Swingline Lender (as defined in the Credit Agreement referred to below).

WITNESSETH:

WHEREAS, the parties hereto are party to that certain Amended and Restated Credit Agreement dated as of November 10, 2014, as amended by that certain First Amendment to Amended and Restated Credit Agreement and Consent dated as of March 19, 2015 (as the same may be further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested an Increase (as defined in the Credit Agreement prior to giving effect to this Amendment) of $35,750,000 pursuant to Section 2.8 of the Credit Agreement consisting of (a) an increase in the aggregate amount of the Term Loans to $67,750,000 (inclusive of the Term Loans in the principal amount of $59,250,000 outstanding immediately prior to the effectiveness of this Amendment) and (b) an increase in the Total Revolving Commitments to $82,250,000, and that the Required Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendment to Section 1.1 of the Credit Agreement.

(a)	The definition of “Applicable Margin” is hereby amended by and restated in its entirety as follows:

“Applicable Margin”: commencing on the date on which the Administrative Agent receives copies of the consolidated financial statements of EDH and its Subsidiaries in respect of the fiscal quarter of EDH ending March 31, 2015, together with a Compliance Certificate in respect thereof as contemplated by Section 6.2(b), the rate per annum set forth under the relevant column heading below:

TERM LOANS

Consolidated Leverage Ratio	Eurodollar Loans	ABR Loans
>2.50:1.00	4.00%	3.00%
≤ 2.50:1.00 but ≥ 1.00:1.00	3.25%	2.25%
< 1.00:1.00	2.75%	1.75%

REVOLVING LOANS

Consolidated Leverage Ratio	Eurodollar Loans	ABR Loans
>2.50:1.00	4.00%	3.00%
≤ 2.50:1.00 but ≥ 1.00:1.00	3.25%	2.25%
< 1.00:1.00	2.75%	1.75%

SWINGLINE LOANS

Consolidated Leverage Ratio	Swingline Loans
>2.50:1.00	3.00%
≤ 2.50:1.00 but ≥ 1.00:1.00	2.25%
< 1.00:1.00	1.75%

Notwithstanding the foregoing, (a) commencing on the Second Amendment Effective Date and until the delivery of the first Compliance Certificate required to be delivered pursuant to Section 6.2(b) in connection with the delivery by the Borrower of the consolidated financial statements required to be delivered to the Administrative Agent pursuant to Sections 6.1 in respect of the fiscal quarter of EDH ending March 31, 2015, the Applicable Margin shall be the rates corresponding to a Consolidated Leverage Ratio >2.50:1.00 in the foregoing tables, (b) if the Borrower fails to deliver the financial statements required by Section 6.1 and the related Compliance Certificate required by Section 6.2(b), by the respective date required thereunder after the end of any related fiscal quarter of EDH, the Applicable Margin shall be the rates corresponding to the Consolidated Leverage Ratio of >2.50:1.00 in the foregoing table until such financial statements and Compliance Certificate are delivered, and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.
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If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, the Administrative Agent determines that (x) the Consolidated Leverage Ratio as calculated by EDH as of any applicable date was inaccurate and (y) a proper calculation of the Consolidated Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Administrative Agent, for the benefit of the applicable Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Consolidated Leverage Ratio would have resulted in lower pricing for such period, neither the Administrative Agent nor any Lender shall have any obligation to repay any interest or fees to the Borrower.

(b)	The definition of “Available Revolving Increase Amount” is hereby amended by and restated in its entirety as follows:

““Available Revolving Increase Amount”: as of any date of determination, an amount equal to the result of (a) $50,000,000 minus (b) the aggregate principal amount of Revolver Increases previously made after the Second Amendment Effective Date, minus (c) the aggregate principal amount of all Additional Term Loans previously made after the Second Amendment Effective Date.”

(c)	The definition of “Commitment Fee Rate” is hereby amended by and restated in its entirety as follows:

“Commitment Fee Rate”: commencing on the Second Amendment Effective Date, 0.50% per annum; provided that commencing on the date on which the Administrative Agent receives copies of the consolidated financial statements of the Borrower and its Subsidiaries in respect of the fiscal quarter of the Borrower ending March 31, 2015, together with a Compliance Certificate in respect thereof as contemplated by Section 6.2(b), “Commitment Fee Rate” shall mean the rate per annum set forth under the relevant column heading below:

Consolidated Leverage Ratio	Commitment Fee Rate
>2.50:1.00	0.50%
≤ 2.50:1.00 but ≥ 1.00:1.00	0.50%
< 1.00:1.00	0.375%

(d)	The definition of “Consolidated EBITDA” is hereby amended by (i) amending clause (a)(xii) to read “expenses and related costs associated with the management transition of Cambridge’s prior Chairman in an amount not to exceed $567,000 per fiscal year for fiscal years 2014-2016” and (ii) inserting the following text as the last sentence thereof: “For the avoidance of doubt,
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Consolidated EBITDA shall be calculated on a Pro Forma Basis giving effect to the Cambridge Acquisition for any periods prior to the Second Amendment Effective Date.”

(e)	The definition of “Consolidated Fixed Charge Coverage Ratio” is hereby amended by and restated in its entirety as follows:

““Consolidated Fixed Charge Coverage Ratio”: with respect to EDH and its consolidated Subsidiaries for any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period minus (ii) the portion of taxes based on income actually paid in cash (net of any cash refunds received) during such period, minus (iii) cash dividends and distributions paid to any Person that is not a Loan Party during such period minus (iv) Consolidated Capital Expenditures (excluding the principal amount funded with the Loans) incurred in connection with such expenditures) to (b) Consolidated Fixed Charges for such period; provided, however, that the principal and interest payments under the Credit Agreement made prior the Second Amendment Effective Date shall be excluded from this calculation for any 12-month testing period that includes any period prior to the Second Amendment Effective Date, and principal and interest payments for the period of time since the Second Amendment Effective Date shall be substituted in lieu thereof and annualized, as appropriate; provided, further that (x) for the fiscal quarter ending March 31, 2015, Consolidated Fixed Charges shall be deemed to include a principal payment of $846,875 and (y) for the fiscal quarter ending June 30, 2015, Consolidated Fixed Charges shall be deemed to include a principal payment of $846,875.”

(f)	The definition of “Term Commitment” is hereby amended and restated in its entirety as follows:

““Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in an aggregate principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The aggregate amount of the Term Commitments on the Closing Date was $21,000,000. The aggregate amount of the Term Commitments in respect of the Second Amendment Term Loan on the Second Amendment Effective Date is $8,500,000.”

(g)	The definition of “Total Revolving Commitments” is hereby amended by and restated in its entirety as follows:

““Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments was $55,000,000. The amount of the Total Revolving Commitments on the Second Amendment Effective Date is $82,250,000. The L/C Commitment and the Swingline Commitment are each sublimits of the Total Revolving Commitments.”

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(h)	The following new definitions are hereby added in their appropriate alphabetical order:

““Cambridge Earn-Outs”: obligations of the Borrower to make any earn-out payments in an aggregate amount not to exceed $5,000,000 pursuant to the terms and subject to the conditions of the Cambridge Acquisition Documentation as in effect on March 20, 2015.”

““Second Amendment”: the Second Amendment to Amended and Restated Credit Agreement dated as of March 31, 2015, by and among, among others, the Loan Parties, the Administrative Agent, and the Required Lenders.”

““Second Amendment Effective Date”: as defined in the Second Amendment.”

““Second Amendment Term Loan”: as defined in the Second Amendment.”

3. Amendments to Section 2.1 of the Credit Agreement. Section 2.1 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything herein to the contrary, upon the funding of the Second Amendment Term Loan, the Second Amendment Term Loan shall be part of the Term Loan.”

4. Amendment to Section 2.3 of the Credit Agreement. The provisions of Section 2.3 are hereby amended and restated in their entirety as follows:

“Repayment of Term Loans. Beginning on July 1, 2015, the Term Loans shall be repaid in consecutive quarterly installments on the first day of each fiscal quarter, each of which installments shall be in an amount equal to such Lender’s Term Percentage multiplied by the installment amount set forth below opposite such installment payment date:

Installment Payment Dates	Installment Amount
July 1, 2015	$846,875 (plus, if applicable, 1.25% of the initial amount of any Additional Term Loans made after the Second Amendment Effective Date)
October 1, 2015	$846,875 (plus, if applicable, 1.25% of the initial amount of any Additional Term Loans made after the Second Amendment Effective Date)
The first day of each fiscal quarter thereafter	$1,693,750 (plus, if applicable, 2.50% of the initial amount of any Additional Term Loans made after the Second Amendment Effective Date)
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To the extent not previously paid, all then outstanding Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

5. Amendment to Section 2.8 of the Credit Agreement. The provisions of Section 2.8(a) are hereby amended by changing the references from “$40,000,000” to “$50,000,000” and from “Closing Date” to “Second Amendment Effective Date” respectively.

6. Amendment to Section 7.6 of the Credit Agreement. Section 7.6 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (d) thereof, (b) deleting the period at the end of clause (e) thereof and inserting “; and” in lieu thereof, and (c) adding the following new clause (f) as follows:

“(f) notwithstanding clause (e) above, if the Cambridge Note is converted into Capital Stock of EDH and no cash payments in lieu thereof have been made, the Borrower and its Subsidiaries may make payments in respect of the Cambridge Earn-Outs in accordance with the terms of the Cambridge Acquisition Documentation.”

7. Amendment to Section 7.7 of the Credit Agreement. The chart contained in Section 7.7 is hereby amended and restated as follows:

Fiscal Year	Consolidated Capital Expenditures
2014	$16,000,000
2015	$17,500,000
2016	$18,500,000
2017	$19,500,000
2018	$20,500,000
2019	$21,500,000

8. Amendment to Schedules to the Credit Agreement. The schedules to the Credit Agreement are hereby amended and restated in their entirety and replaced with Schedule 1 attached hereto

9. Amendment to Schedules to the Guarantee and Collateral Agreement. The schedules to the Guarantee and Collateral Agreement are hereby amended and restated in their entirety and replaced with Schedule 2 attached hereto.

10. Amendment to Exhibit B of the Credit Agreement. Exhibit B of the Credit Agreement is hereby amended and restated in its entirety and replaced with Exhibit B attached hereto.

11. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of and in form

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and substance satisfactory to, as applicable, the Administrative Agent (such date, the “Second Amendment Effective Date”):

(a) This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

(b) The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Second Amendment Effective Date pursuant to this Amendment and to the Fee Letter.

(c) The Administrative Agent shall have received an updated Perfection Certificate, executed by a Responsible Officer of the Loan Parties.

(d) If required by Lender, the Administrative Agent shall have received a Note (or amendment to any existing Note) executed by the Borrower in favor of such Lender.

(e) All necessary consents and approvals to this Amendment shall have been obtained by the Loan Parties.

(f) The Administrative Agent shall have received a certificate of each Loan Party, dated the Second Amendment Effective Date and executed by the Secretary, Managing Member or equivalent officer of such Loan Party, with appropriate insertions and attachments, including (i) the Operating Documents of such Loan Party, (ii) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into this Amendment and perform the Loan Documents (as amended by this Amendment) to which such Loan Party is party, (iii) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, (iv) a long form good standing certificate for each Loan Party certified as of a recent date by the appropriate Governmental Authority of its respective jurisdiction of organization, and (v) certificates of qualification as a foreign corporation issued by each jurisdiction in which the failure of the applicable Loan Party to be so qualified could reasonably be expected to result in a Material Adverse Effect.

(g) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(h) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Second Amendment Effective Date and in form and substance reasonably satisfactory to it, certifying (A) that the conditions specified in Sections 5.2(a) and (c) of the Credit Agreement have been satisfied, and (B) that there has been no event or condition since December 31, 2013, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(i) The Administrative Agent shall have received, (i) in respect of the Term Loan to be made on or about the Second Amendment Effective Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.2 of the Credit Agreement, and (ii) in respect of any Revolving Loans to be made on or about the Closing

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Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.5 of the Credit Agreement.

(j) The Administrative Agent shall have received a Solvency Certificate from the chief financial officer or treasurer of the Borrower.

(k) After giving pro forma effect to the Increase (as defined in the Credit Agreement prior to giving effect to this Amendment) contemplated hereby and the use of proceeds thereof, the Borrower shall be in compliance with the financial covenants set forth in Section 7.1 of the Credit Agreement (as amended hereby) as of the end of the most recently ended month (or quarter, as applicable) for which financial statements were required to be delivered, and the Borrower shall have delivered to the Administrative Agent a Compliance Certificate evidencing compliance with the requirements hereof.

(l) The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions where any of the Loan Parties is formed or organized, and such searches shall reveal no liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 of the Credit Agreement.

(m) The Administrative Agent shall have received the executed customary legal opinion of counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(n) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(o) The Administrative Agent shall have received, for the account of each Lender party to the Credit Agreement immediately prior to the Second Amendment Effective Date and who remains a Lender thereafter, a rollover fee (the “Rollover Fee”) of 171,635.87.

For purposes of determining compliance with the conditions specified in this Section 9, each Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Second Amendment Effective Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Second Amendment Effective Date.

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12. Covenants.

(a) To the extent not provided to the Administrative Agent prior to the Second Amendment Effective Date, the Borrower shall deliver to the Administrative Agent evidence satisfactory to the Administrative Agent that DoctorDirectory’s accounts with First Citizens’s Bank been have been closed or are otherwise subject to a Securities Account Control Agreement and/or Deposit Account Control Agreement, in form and substance reasonably satisfactory to the Administrative Agent within thirty (30) days of the Second Amendment Effective Date.

13. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(b) This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

(c) Its representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are (i) to the extent qualified by materiality, true and correct in all respects and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(d) The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrower under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

14. The Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Collateral Information Certificate(s) delivered by the Borrower to the Administrative Agent on or before the date hereof, and acknowledges, confirms and agrees the disclosures and information the Borrower provided to the Administrative Agent in said Collateral Information Certificate(s) remains accurate and complete in all material respects, as of the date hereof.

15. Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with

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the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

16. Payment of Costs and Expenses. The Borrower shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

17. Settlement.

(a) As of the date hereof, the aggregate outstanding principal amount of the Revolving Loans under the Credit Agreement is $55,000,000 (the “Existing Revolving Loans”). The Existing Revolving Loans (together with all accrued and unpaid interest, fees, indemnities, costs and other payment obligations that are outstanding immediately prior to the date hereof) are owing as of the Second Amendment Effective Date, and are payable without set-off, counterclaim, deduction, offset or defense. All breakage fees in connection with the Existing Revolving Loans shall be waived. All accrued and unpaid interest and fees in respect of the Existing Revolving Loans shall be repaid on the Second Amendment Effective Date. On the Second Amendment Effective Date, each Lender agrees to pay to the Administrative Agent (which may take the form of such Lender overfunding any Revolving Loans requested on the Second Amendment Effective Date or such other procedure reasonably determined by the Administrative Agent), for the account of the Revolving Lenders, the amount necessary to ensure that the outstanding principal amount of the Revolving Loans and participations under the Credit Agreement in Letters of Credit and participations under the Credit Agreement in Swingline Loans of each Revolving Lender shall equal each Revolving Lender’s respective Revolving Percentages and L/C Percentages after giving effect to the increase in the Total Revolving Commitments contemplated hereby.

(b) One or more Lenders previously made Term Loans to the Borrower prior to the Second Amendment Effective Date in an aggregate original principal amount equal to $60,000,000 (the “Pre-Second Amendment Existing Term Loans”), the aggregate outstanding principal balance of which is $59,250,000 as of the Second Amendment Effective Date. The Pre-Second Amendment Existing Term Loans (together with all accrued and unpaid interest, fees, indemnities, costs and other payment obligations that are outstanding immediately prior to the date hereof) are owing as of the Second Amendment Effective Date, and are payable without set-off, counterclaim, deduction, offset or defense. Subject to the terms and conditions hereof, each Term Lender with a Term Commitment severally agrees to make a Term Loan to the Borrower on the Second Amendment Effective Date in an amount equal to the amount of the Term Commitment of such Lender, such that after giving effect to the Term Loan to be made on the Second Amendment Effective Date, the aggregate outstanding principal balance of the Term Loans (inclusive of the Pre-Second Amendment Existing Term Loans) shall be $67,750,000 (the “Second Amendment Term Loan”). On and after the making of such Second Amendment Term Loans on the Second Amendment Effective Date, each Pre-Second Amendment Existing Term Loan and the Second Amendment Term Loans shall be made or converted (as applicable) into a

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single Eurodollar Tranche and shall constitute the “Term Loans” under the Credit Agreement. All breakage fees in connection the Pre-Second Amendment Existing Term Loans shall be waived. All accrued and unpaid interest in respect of the Pre-Second Amendment Existing Term Loans shall be repaid on the Second Amendment Effective Date.

18. Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided, however, that nothing in the Credit Agreement, as amended by this Amendment, or this Amendment, shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

19. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

20. Effect on Loan Documents.

(a) The amendments and consent set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Documents or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance,

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or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the consents or modifications to the Credit Agreement set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c) This Amendment is a Loan Document.

21. Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

22. Release. Each of the Borrower and each Guarantor may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, the Borrower and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Borrower and each Guarantor makes the releases contained in this Section 15. In consideration of the Administrative Agent and the Lenders entering into this Amendment, each of the

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Borrower and each Guarantor hereby fully and unconditionally releases and forever discharges each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrower or any Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Borrower and each Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Borrower or any Guarantor against the Released Parties which is not released hereby. Each of the Borrower and each Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

23. Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

[SIGNATURE PAGES FOLLOW]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP and GC

EVERYDAY HEALTH MEDIA, LLC

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP and GC

MEDPAGE TODAY, L.L.C.

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: President and Secretary

GUARANTOR:

DOCTORDIRECTORY.COM, LLC

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: President and CEO

Cambridge BioMarketing Group, LLC

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: President and Secretary

SILICON VALLEY BANK,
as Administrative Agent, as a Lender, as Issuing Lender and as Swingline Lender

By:	/s/ Jennie T. Bartlett
Name: Jennie T. Bartlett
Title: Vice President

COMERICA BANK,
as a Lender

By:	/s/ John Benetti
Name:	John Benetti
Title: Senior Vice President

SUNTRUST BANK,
as a Lender

By:	/s/ Shannon Offen
Name:	Shannon Offen
Title: Director

CIT FINANCE LLC,
as a Lender

By:	/s/ Timothy G. Beh
Name:	Timothy G. Beh
Title: Vice President

MUFG UNION BANK, N.A.,
as a Lender

By:	/s/ Michael J. McCutchin
Name:	Michael J. McCutchin
Title: Director

STIFEL BANK & TRUST,
as a Lender

By:	/s/ John H. Phillips
Name:	John H. Phillips
Title: Executive Vice President